Exhibit 23.2

Consent of Independent Auditor

SemGroup Corporation

Tulsa, Oklahoma

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of SemGroup Corporation of our report dated February 24, 2017, relating to the financial statements of White Cliffs Pipeline, L.L.C., appearing as Exhibit 99.1 to SemGroup Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

October 13, 2017